Exhibit 2.6

EXECUTION VERSION

FARFETCH LIMITED

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of November 17, 2020

0% Convertible Senior Notes due 2030

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Exhibits

Exhibit A: Form of Note			A-1

Exhibit	B-1:	Form of Restricted Note Legend	B1-1

Exhibit	B-2:	Form of Global Note Legend	B2-1

Exhibit	B-3:	Form of Non-Affiliate Legend	B3-1

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INDENTURE, dated as of November 17, 2020, between Farfetch Limited, a Cayman Islands exempted company with limited liability, as issuer (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 0% Convertible Senior Notes due 2030 (the “Notes”).

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. Definitions.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Affiliate Notes” means Notes that are held or beneficially owned by the Alibaba Purchaser that purchased such Notes pursuant to the Investment Agreement or its “affiliate”, except to the extent that the Alibaba Purchaser or such “affiliate” has delivered to the Company such certificates and other documentation and evidence as the Company may reasonably require to determine, and the Company determines, that such holder or beneficial owner is not an “affiliate” of the Company and has not been an “affiliate” of the Company at any time during the three months immediately preceding the date of such determination, and “Affiliate Note” means any of them.  The term “affiliate” shall have the meaning defined in Rule 144.

“Affiliated Party” means, with respect to any natural person, (A) any trust for the benefit of such natural person or any one or more members of such natural person’s immediate family; (B) any company, partnership, trust, foundation, Qualified Retirement Plan or other entity or investment vehicle for which such natural person (or such natural person’s estate) retains dispositive or voting power with respect to the Ordinary Shares or the Company’s Class B ordinary shares (or such other common equity of the Company into which the Ordinary Shares or the Company’s Class B ordinary shares (as applicable) have been converted into, or exchanged for, in an event analogous to a Share Change Event) held by such company, partnership, trust, foundation, plan or other entity or investment vehicle; and (C) the estates of such natural person (it being understood, for the avoidance of doubt, that this clause (C) will not cover any person to whom any securities are transferred from any such estate).

“Alibaba Purchaser” means Taobao China Holding Limited.

“Applicable Threshold” means (x) for as long as any Eligible Holder holds at least 5% of the principal amount of its Initial Notes or Affiliate Notes, two hundred percent (200%) of the Conversion Price, and (y) in any other case one hundred thirty percent (130%) of the Conversion Price.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, subject to Sections 2.05(C) and 5.03(C).

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Change in Tax Law” means any change or amendment in the laws, tax treaties, rules or regulations of a Relevant Taxing Jurisdiction, or any change or amendment in, or the introduction of, an official written interpretation, administration or application of such laws, tax treaties, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative interpretation or determination) affecting taxation, which change or amendment (A) had not been theretofore publicly announced; and (B) becomes effective on or after November 5, 2020 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction).

“Close of Business” means 5:00 p.m., New York City time.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to the last sentence of Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand U.S. dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 30.9727 Ordinary Shares per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any Ordinary Share issued or issuable upon conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-thirty-fifth (1/35th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per Ordinary Share on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) thirty-five (35).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day.  For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FTCH <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company).  The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means, (A) with respect to any Note other than any Initial Note or Affiliate Note, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent, and (B) with respect to any Initial Note or Affiliate Note, Physical Settlement.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange, payment or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange, payment or transaction.

“Designated Senior Indebtedness” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under the Company’s 5.00% Convertible Senior Notes due 2025 pursuant to that certain indenture dated as of February 5, 2020, by and between the Company and the Trustee (including all amendments, modifications or supplements to the foregoing); provided that principal amount of the Designated Senior Indebtedness will not exceed $250,000,000.00 in the aggregate at any time and that maturity of the Designated Senior Indebtedness will not be extended past December 31, 2025.

“Eligible Holder(s)” means Holder(s) of the Notes that are held or beneficially owned by the Alibaba Purchaser (or an “affiliate” thereof) that purchased such Notes or a beneficial interest therein pursuant to the Investment Agreement on the Issue Date, solely with respect to such Notes or a beneficial interest therein purchased on the Issue Date (such Notes being referred to as the “Initial Notes”).  The term “affiliate” shall have the meaning defined in Rule 144.  The Company reserves the right to request that a Holder delivers to the Company such certificates and other documentation and evidence as the Company may reasonably require to determine that such Holder is an “Eligible Holder” and the relevant Notes are the “Initial Notes” and/or the “Affiliate Notes” (as the case may be) for the purposes of this Indenture. For the avoidance of doubt, if the Alibaba Purchaser transfers the Initial Notes to an “affiliate” thereof after the Issue Date, such “affiliate” shall be an Eligible Holder, and such Notes shall remain “Initial Notes”.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Ordinary Shares, the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Fundamental Change” means any of the following events:

(A)(1) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than (w) the Company, (x) its Wholly Owned Subsidiaries, (y) their respective employee benefit plans or (z) any Permitted Party, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Ordinary Shares representing more than fifty percent (50%) of the voting power of all of the then-outstanding Ordinary Shares; or (2) any Permitted Party files any report with the SEC indicating that such “person” or “group” has become the direct or indirect “beneficial owner” of (i) Ordinary Shares representing more than eighty-two percent (82%) of the voting power of all the then-outstanding Ordinary Shares, (ii) the Company’s common equity representing more than eighty-two percent (82%) of the voting power of all of the Company’s then-outstanding common equity or (iii) Ordinary Shares representing more than fifty percent (50%) of the number of the then-outstanding Ordinary Shares (excluding, solely for purposes of this clause (iii), any Ordinary Shares that such Permitted Party “beneficially owns” solely by virtue of its “beneficial ownership” of the Company’s Class B ordinary shares);

(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to the Company or one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or substantially all of the Ordinary Shares are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which (x) a Permitted Party continues to beneficially own more than fifty percent (50%) of the voting power of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, and (y) all other Persons (including Permitted Parties) that directly or indirectly “beneficially owned” (as defined below) any classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; provided that, if such plan or proposal for the liquidation or dissolution of the Company is approved in connection with an event described in clause (A) or (B) above, only such event described in clause (A) or (B) shall constitute a Fundamental Change; or

(D)the Ordinary Shares cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); provided that, if such delisting occurs in connection with an event described in clause (A) or (B) above, only such event described in clause (A) or (B) shall constitute a Fundamental Change;

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if (x) a Permitted Party continues to beneficially own more than fifty percent (50%) of the voting power of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, after such transaction or event, and (y) at least ninety percent (90%) of the consideration received or to be received by the holders of Ordinary Shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of ordinary shares, or shares of common stock, listed (or depositary receipts representing ordinary shares or shares of common stock, which depositary shares are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event shall constitute a Share Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, the conversion or exchange of any or all of the Company’s Class B ordinary shares into Ordinary Shares in one or more transactions will not, in itself, be considered to constitute a Fundamental Change pursuant to clause (B) above.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of a Person means the principal of, premium, if any, and interest on, and all other Obligations in respect of, (A) all indebtedness of such Person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities); (B) all obligations (other than trade payables) incurred by such Person in the acquisition (whether by purchase, merger, consolidation or otherwise, and whether by such Person or another Person) of any business, real property or other assets; (C) all reimbursement obligations of such

Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (D) all capital lease obligations of such Person; (E) all net obligations of such Person under interest rate swap, currency exchange or similar agreements of such Person; (F) all obligations and other liabilities (contingent or otherwise) under any lease or related document (including any purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) that provides that such Person is contractually obligated to purchase or cause another Person to purchase the leased property or pay an agreed-upon residual value of the leased property, including such Person’s obligations under such lease or related document to purchase or cause another Person to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor; (G) guarantees by such Person of indebtedness described in clauses (A) through (F), inclusive, above of another Person; and (H) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability described in clauses (A) through (G), inclusive, above.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment Agreement” means that certain Investment Agreement, dated November 5, 2020, between the Company and the purchasers identified therein.

“Issue Date” means, with respect to any Notes issued pursuant to the Investment Agreement, and any Notes issued in exchange therefor or in substitution thereof, November 17, 2020.

“Last Reported Sale Price” of the Ordinary Shares for any Trading Day means the closing sale price per Ordinary Share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per Ordinary Share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per Ordinary Share) on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed.  If the Ordinary Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Ordinary Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Ordinary Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Ordinary Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.  Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of the definition thereof).

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the Make-Whole Fundamental Change Effective Date of a Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Ordinary Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Maturity Date” means November 15, 2030.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 0% Convertible Senior Notes due 2030 issued by the Company pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, premium, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the documentation governing such Indebtedness, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement of any bankruptcy or similar proceeding.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before May 15, 2030, the thirty-five (35) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption pursuant to Section 4.03(G) and before the related Redemption Date, the thirty-five (35) consecutive VWAP Trading Days beginning on, and including, the thirty-sixth (36th) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs after May 15, 2030, the thirty-five (35) consecutive VWAP Trading Days beginning on, and including, the thirty-sixth (36th) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller, or the General Counsel of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.

“Ordinary Shares” means the Class A ordinary shares, $0.04 par value per share, of the Company, subject to Section 5.09.

“Payment Blockage Period” means:

(A)with respect to a Payment Default on the Designated Senior Indebtedness, the period from, and including, the date such Payment Default occurs to, but excluding, the earliest of:

(i)the date such Payment Default is cured or waived or ceases to exist;

(ii)the date the Designated Senior Indebtedness is discharged or paid in full; and

(iii)any earlier date set forth in a written notice to the Trustee from any Representative of the Designated Senior Indebtedness; or

(B)with respect to a Non-Payment Default on the Designated Senior Indebtedness, the period from, and including, the date such Payment Blockage Notice is delivered to the Trustee to, but excluding, the earliest of:

(i)the date such Non-Payment Default is cured or waived or ceases to exist;

(ii)the date that is one hundred seventy nine (179) calendar days after the first day of such Payment Blockage Period, unless the maturity of the Designated Senior Indebtedness has been theretofore accelerated;

(iii)the date the Designated Senior Indebtedness is discharged or paid in full; and

(iv)any earlier date set forth in a written notice to the Trustee from any Representative of the Designated Senior Indebtedness.

“Permitted Junior Securities” means (A) Capital Stock of the Company; and (B) debt securities that are subordinated, substantially to the same extent as, or to a greater extent than, the Notes are subordinated to the Designated Senior Indebtedness under this Indenture, to (x) the Designated Senior Indebtedness; and (y) any debt securities issued in a plan of reorganization in exchange for the Designated Senior Indebtedness.

“Permitted Party” means (A) any of José Neves and his Affiliated Parties; and (B) any “group” within the meaning of Section 13(d) of the Exchange Act consisting solely of Permitted Parties.  For the avoidance of doubt, any of TGF Participations Limited and its Subsidiaries constitute a Permitted Party as of November 17, 2020 pursuant to clause (A) of this definition and clause (B) of the definition of “Affiliated Party.”

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.  Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Place of Payment” means the office or agency of the Paying Agent established pursuant to Section 2.06(A) where Notes may be presented for payment, which office or agency, for the avoidance of doubt, must be in the contiguous United States.

“Qualified Retirement Plan” means any individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such natural person is a participant or beneficiary and that satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, or any comparable structure established under the laws of any relevant jurisdiction.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(G).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(F).

“Representative” means the indenture trustee or other trustee, agent or representative for the Designated Senior Indebtedness, as notified in writing to the Trustee by the Company or by the holders of such Designated Senior Indebtedness.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the global capital markets group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers with direct responsibility for this Indenture; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Share Legend” means, with respect to any Conversion Share, a legend substantially in the form of the Restricted Note Legend to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded.  If the Ordinary Shares are not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Share Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Ordinary Shares receive only cash in consideration for their Ordinary Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Share Price is the amount of cash paid per Ordinary Share in such Make-Whole Fundamental Change; and (B) in all other cases, the Share Price is the average of the Last Reported Sale Prices per Ordinary Share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (3), but not clause (1) or (2), of the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X under the Exchange Act, then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds fifty million U.S. dollars ($50,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Special Interest Payment Date” means, if and to the extent that Special Interest is payable on the Notes, each May 15 and November 15 of each year, commencing on May 15, 2021.

“Special Interest Record Date” with respect to any Special Interest Payment Date, means the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Special Interest Payment Date, respectively.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional Ordinary Share).

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest and other similar liabilities related thereto).

“Tax Redemption” means any Redemption of the Notes pursuant to Section 4.03(C).

“Trading Day” means any day on which (A) trading in the Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded; and (B) there is no Market Disruption Event.  If the Ordinary Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means (i) any Affiliate Note or (ii) any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Affiliate Note or such Security (as the case may be) will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)such Note or such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)such Note or such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to an available exemption from registration provided by Rule 144 and, immediately after such sale or transfer, such Note or such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)such Note or such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed, or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Ordinary Shares are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded.  If the Ordinary Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, determined by reference to the definition of “Subsidiary” but with each reference therein to “more than fifty percent (50%)” deemed to be replaced with “one hundred percent (100%)” for purposes of this definition; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a “Wholly Owned Subsidiary” of another Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	3.05(A)
“Additional Shares”	5.07(A)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“FATCA”	3.05(A)(iv)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Non-Payment Default”	11.03(A)(ii)
“Optional Repurchase Date”	4.04(A)
“Optional Repurchase Date Notice”	4.04(D)
“Optional Repurchase Note Surrender Date”	4.04(D)
“Optional Repurchase Right”	4.04(A)
“Paying Agent”	2.06(A)
“Payment Blockage Notice”	11.03(A)(ii)
“Payment Default”	11.03(A)(i)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Relevant Taxing Jurisdiction”	3.05(A)
“Reporting Event of Default”	7.03(A)
“Repurchase Notice Due Date”	4.04(E)
“Share Change Event”	5.09(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Successor Corporation”	6.01(A)
“Successor Person”	5.09(A)
“Tax Redemption Opt-Out Election”	4.03(C)(ii)
“Tax Redemption Opt-Out Election Notice”	4.03(C)(ii)(1)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Trigger Event”	5.05(A)(iii)(1)

Section 1.03. RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A)“or” is not exclusive;

(B)“including” means “including without limitation”;

(C)“will” expresses a command;

(D)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;

(J)the term “interest,” when used with respect to a Note, shall be deemed to refer solely to Special Interest, unless the context requires otherwise; and

(K)unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) will be deemed to include electronic signatures and the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Article 2. THE NOTES

Section 2.01. Form, Dating And Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A.  The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes.  Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. Execution, Authentication And Delivery.

(A)Due Execution by the Company.  At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual or facsimile signature.  A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)Authentication by the Trustee and Delivery.

(i)No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated.  If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee.  Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

Section 2.03. NOTES.

On the Issue Date, there will be originally issued three hundred million U.S. dollars ($300,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02).  Notes issued pursuant to this Section 2.03, and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Notes.”

Section 2.04. Method of payment.

(A)Global Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on the Optional Repurchase Date or a Fundamental Change Repurchase Date or otherwise) of, any Special Interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B)Physical Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on the Optional Repurchase Date or a Fundamental Change Repurchase Date or otherwise) of, any Special Interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million U.S. dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register.  To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any Special Interest due on an Special Interest Payment Date, the immediately preceding Special Interest Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. No regular interest; defaulted amounts; when payment date is not a business day.

(A)No Regular Interest.  The Notes shall not bear regular interest on and the principal amount of the Notes will not accrete.  Special Interest on the Notes, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)Defaulted Amounts.  If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) such Defaulted Amount shall not accrue interest unless Special Interest is payable pursuant to this Indenture on the relevant payment date, in which case interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the then-applicable rate of Special Interest and to the extent that such Special Interest remains payable pursuant to this Indenture, to the extent lawful, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C)Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable Place of Payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. Registrar, Paying Agent And Conversion Agent.

(A)Generally.  The Company will maintain (i) an office or agency in the contiguous United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the contiguous United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the contiguous United States where Notes may be presented for conversion (the “Conversion Agent”).  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent without prior notice to Holders.

(B)Duties of the Registrar.  The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes.  Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents.  The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture.  Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder.  The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)Initial Appointments.  The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07. Paying Agent And Conversion Agent To Hold Property In Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery.  The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property.  If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively.  Upon the occurrence of any event pursuant to in clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. Holder Lists.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Special Interest Payment Date, if any, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. Legends.

(A)Global Note Legend.  Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)Non-Affiliate Legend.  Each Note (other than any Affiliate Note) will bear the Non-Affiliate Legend.

(C)Restricted Note Legend. Subject to Section 2.12,

(i)each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)[Reserved].

(E)Other Legends.  A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(F)Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(G)Restricted Share Legend.

(i)Each Conversion Share will bear the Restricted Share Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Share Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Share Legend.

(ii)Notwithstanding anything to the contrary in this Section 2.09(G), a Conversion Share need not bear a Restricted Share Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Share Legend.

Section 2.10. Transfers And Exchanges; Certain Transfer Restrictions.

(A)Provisions Applicable to All Transfers and Exchanges.

(i)Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii)Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or registration of transfer of Notes as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer, or in connection with any conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.11, 2.17 or 8.05 not involving any transfer.

(iv)Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii)For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing the Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or a Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or a Physical Note to be identified by an “unrestricted” CUSIP number.

(ix)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a Depositary Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Depositary Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(B)Transfers and Exchanges of Global Notes.

(i)Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2)if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 2.09.

(iii)Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)Transfers and Exchanges of Physical Notes.

(i)Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)in the case of a transfer:

(a)to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b)to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)Requirement to Deliver Documentation and Other Evidence.  If a Holder of any Note that is identified by a “restricted” CUSIP number, a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)remove such Restricted Note Legend; or

(iii)register the transfer of such Note to the name of another Person;

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws and the Investment Agreement (as the case may be); provided that, in connection with any request set forth in paragraphs (i), (ii) and (iii) above, no such certificates, documentation or evidence need be so delivered

(x) in connection with any transfer of any Note that is not an Affiliate Note pursuant to Rule 144A; (y) in connection with any transfer of any Note to the Company or one of its Subsidiaries; or (z) in connection with any transfer of any Note pursuant to an effective registration statement under the Securities Act.  All Notes presented or surrendered for registration of transfer or exchange will be duly endorsed, or accompanied by a written instrument or instruments of transfer in accordance with the Trustee’s customary procedures, and such Notes will be duly endorsed by the Holder thereof or such Holder’s attorney duly authorized in writing, in each case subject to the Depositary Procedures in the case of any Global Note.  Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the Restricted Note Legend, in connection with any transfer of a Transfer-Restricted Security, any request for transfer thereof will be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of the “Transferor Acknowledgement” set forth in Exhibit A.

(E)Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11. Exchange And Cancellation Of Notes To Be Converted Or Repurchased.

(A)Partial Conversions and Repurchases of Physical Notes.  If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)Cancellation of Converted, Redeemed and Repurchased Notes.

(i)Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes.  If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. Removal Of Transfer Restrictions.

Any Note (or security issued in exchange or substitution therefor) that has ceased to be a Transfer-Restricted Security may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct a nominee of the Depositary in writing to so surrender any Global Note which has ceased to be a Transfer-Restricted Security, and, upon such instruction, a nominee of the Depositary shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Note Legend and shall not be assigned a restricted CUSIP number.

Section 2.13. Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking satisfactory to the Trustee and the Company.  In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14. Registered Holders; Certain Rights With Respect To Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. Cancellation.

Without limiting the generality of Section 3.09, the Company may at any time deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion.  The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures.  The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. Notes Held By The Company Or Its Affiliates.

Without limiting the generality of Section 3.09, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates (other than any Affiliate Note) will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.17. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes.  Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. Outstanding Notes.

(A)Generally.  The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)Replaced Notes.  If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)Maturing Notes and Notes Called for Redemption or Subject to Repurchase.  If, on a Redemption Date, the Optional Repurchase Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Optional Repurchase Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate Special Interest, if any, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(F) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Optional Repurchase Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and any accrued and unpaid Special Interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)Notes to Be Converted.  At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)Cessation of Accrual of Special Interest.  Except as provided in Sections 4.02(D), 4.03(F) or 5.02(D), Special interest, if any, will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. Repurchases By The Company.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20. Cusip And Isin Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.  The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Section 3.01. Payment On Notes.

(A)Generally.  The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price for, any Special Interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)Deposit of Funds.  Before 11:00 a.m., New York City time, on each Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or Special Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date.  The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. Exchange Act Reports.

(A)Generally.  The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC.  Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor).  Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)Trustee’s Disclaimer.  The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor).  The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture, as to which the Trustee is entitled to conclusively rely on Officer’s Certificates of the Company.

Section 3.03. Rule 144a Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or Conversion Shares are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or Conversion Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Conversion Shares pursuant to Rule 144A.  The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or Conversion Shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or Conversion Shares pursuant to Rule 144A.

Section 3.04. Reserved.

Section 3.05. Additional Amounts.

(A)Requirement to Pay Additional Amounts.  All payments and deliveries made by, or on behalf of, the Company under or with respect to the Notes (including payment of the principal of, or the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, or any Special Interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note) will be made without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by law or regulation or by governmental policy having the force of law.  If any Taxes levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or any Successor Corporation is, for tax purposes, organized or resident or doing or deemed by such jurisdiction to be doing business or through which payment or delivery is made or deemed to be made (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”) are required to be withheld or deducted from any payments or deliveries made under or with respect to the Notes, then, subject to Section 4.03(C)(ii), the Company or such Successor Corporation, as applicable, will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received after such withholding or deduction (and after withholding or deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received had no such withholding or deduction been required; provided, however, that such obligation to pay Additional Amounts will not apply to:

(i)any Tax that would not have been imposed but for:

(1)the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (other than merely holding or being a beneficial owner of such Note or the receipt or enforcement of payments or deliveries thereunder), including such Holder or beneficial owner being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction;

(2)in cases where presentation of such Note is required to receive such payment or delivery, the presentation of such Note after a period of thirty (30) days after the later of (x) the date on which such payment or delivery became due and payable or deliverable, as applicable, pursuant to the terms of this Indenture and (y) the date such payment or delivery was made or duly provided for, except, in each case, to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, at the end of such thirty (30) day period; or

(3)the failure of such Holder or beneficial owner to comply with a timely request from the Company or the Successor Corporation, addressed to such Holder or beneficial owner, to (x) provide certification, information, documentation or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with such Relevant Taxing Jurisdiction; or (y) make any declaration or satisfy any other reporting requirement relating to such matters, in each case if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of such Relevant Taxing Jurisdiction in order to reduce or eliminate such withholding or deduction;

(ii)any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(iii)any Tax that is payable other than by withholding or deduction from payments or deliveries under or with respect to the Notes (including payment of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the delivery of any Conversion Consideration (together with the payment of cash for any fractional Ordinary Share) due upon conversion of, any Note);

(iv)any Tax, withholding or deduction required by (x) sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such sections that is substantively comparable and is not materially more onerous to comply with) and any current or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”); (y) any inter-governmental agreement between the United States and any other non-U.S. jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement; or (z) any agreement with the U.S. Internal Revenue Service pursuant to Section 1471(b)(1) of the Internal Revenue Code;

(v)any Taxes imposed on or with respect to any payment or delivery by the Company to such Holder if such Holder is a fiduciary, partnership or person other than the sole beneficial owner of such payment or delivery, to the extent that such payment or delivery would be required, under the laws of such Relevant Taxing Jurisdiction, to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary, a partner or member of such partnership, or a beneficial owner, who would not have been entitled to such Additional Amounts had such beneficiary, settlor, partner, member or beneficial owner been the Holder thereof; or

(vi)any combination of items referred to in the preceding clauses (i) through (v), inclusive, above.

(B)Tax Receipts. If the Company is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, then the (i) Company will deliver to the Trustee official tax receipts (or, if, after expending reasonable efforts, the Company is unable to obtain such receipts, other documentation) evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted; and (ii) the Company will provide a copy of such receipts or documentation, as applicable, to any Holder of any Notes upon request.

(C)Interpretation of Indenture and Notes.  All references in this Indenture or the Notes to any payment on, or delivery with respect to, the Notes (including payment of the principal of, or the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, or any Special Interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note) will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts.

(D)Survival of Obligations.  The obligations set forth in this Section 3.05 will survive any transfer of Notes by a Holder or any transfer by a beneficial owner of its Notes.

Section 3.06. Compliance and default certificates.

(A)Annual Compliance Certificate.  Within one hundred and twenty (120) days after the end of each calendar year, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such calendar year with a view towards determining whether any Default or Event of Default has occurred during such calendar year; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred during the previous year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)Default Certificate.  If a Default or Event of Default occurs, then the Company will promptly, and no later than thirty (30) days thereafter, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.07. Stay, Extension And Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.08. Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.09. Restriction On Acquisition Of Notes By The Company And Its Subsidiaries.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.

Article 4. REPURCHASE AND REDEMPTION

Section 4.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02. Right Of Holders To Require The Company To Repurchase Notes Upon A Fundamental Change.

(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.  Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)Repurchase Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)Fundamental Change Repurchase Date.  The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)Fundamental Change Repurchase Price.  The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus any accrued and unpaid Special Interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Special Interest Record Date and on or before the next Special Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Special Interest Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Special Interest Payment Date, the unpaid Special Interest that would have accrued on such Note to, but excluding, such Special Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Special Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include any accrued and unpaid Special Interest on such Note to, but excluding, such Fundamental Change Repurchase Date.  For the avoidance of doubt, if a Special Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Special Interest Payment Date, then (x) accrued and unpaid Special Interest on Notes to, but excluding, such Special Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at the Close of Business on the immediately preceding Special Interest Record Date; and (y) the Fundamental Change Repurchase Price will include any Special Interest on Notes to be repurchased from, and including, such Special Interest Payment Date.

(E)Fundamental Change Notice.  On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i)briefly, the events causing such Fundamental Change;

(ii)the effective date of such Fundamental Change;

(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)the Fundamental Change Repurchase Date for such Fundamental Change;

(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Special Interest Record Date and on or before the next Special Interest Payment Date, the amount, manner and timing of any Special Interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)the name and address of the Paying Agent and the Conversion Agent;

(vii)the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; (ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly surrendered for Repurchase Upon Fundamental Change may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)Procedures to Exercise the Fundamental Change Repurchase Right.

(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased.  To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)Contents of Fundamental Change Repurchase Notices.  Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)if such Note is a Physical Note, the certificate number of such Note;

(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)Withdrawal of Fundamental Change Repurchase Notice.  A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date.  Such withdrawal notice must state:

(1)if such Note is a Physical Note, the certificate number of such Note;

(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)Payment of the Fundamental Change Repurchase Price.  Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note).  For the avoidance of doubt, any Special Interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)Third Party May Conduct Repurchase Offer In Lieu of the Company.

Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; provided that, if such third party does not accept such Note or fails to timely deliver such Fundamental Change Repurchase Price, then the Company will be responsible for delivering such Fundamental Change Repurchase Price in the manner and at the time provided in this Section 4.02 without regard to this Section 4.02(H).

(I)No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price.  Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Share Change Event whose Reference Property consists, entirely or in part, of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that includes such cash in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of any accrued Special Interest payable as part of the related Fundamental Change Repurchase Price); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 4.02(E).  For the avoidance of doubt, the maximum amount of any accrued Special Interest referred to in the immediately preceding sentence will be determined (x) by assuming that the Fundamental Change Repurchase Date occurs on the latest possible date permitted for the applicable Fundamental Change pursuant to Section 4.02(E) and Section 4.02(C); and (y) without regard to the proviso to Section 4.02(D).

(J)Compliance with Applicable Securities Laws.  To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a default of such obligations.

(K)Repurchase in Part.  Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations.  Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. Right Of The Company To Redeem The Notes.

(A)No Right to Redeem Before November 15, 2023 Except Pursuant to a Tax Redemption.  The Company may not redeem the Notes at its option at any time before November 15, 2023, except pursuant to a Tax Redemption.

(B)Right to Redeem the Notes on or After November 15, 2023.  Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date on or after November 15, 2023 and on or before the thirty-fifth (35th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per Ordinary Share exceeds the Applicable Threshold on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date.

(C)Right to Redeem the Notes After a Change in Tax Law.

(i)Generally. Subject to the terms of this Section 4.03, and without limiting the Company’s right to redeem any Notes pursuant to Section 4.03(B), the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (i) the Company has (or, on the next Special Interest Payment Date, would) become obligated to pay any Additional Amounts to Holders as a result of any Change in Tax Law; (ii) the Company cannot avoid such obligation by taking reasonable measures available to the Company  (provided, that changing the jurisdiction of incorporation or organization of the Company is not a reasonable measure for the purposes of this Section 4.03(C)); and (iii) the Company delivers to the Trustee (1) an Opinion of Counsel from outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to clause (i) above; and (2) an Officer’s Certificate attesting to clauses (i) and (ii) above. The Trustee will accept (and will be entitled to rely conclusively on) such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

(ii)Tax Redemption Opt-Out Election.  If the Company calls the Notes for a Tax Redemption, then, notwithstanding anything to the contrary in this Section 4.03 or in Section 3.05, but subject to the Depositary’s Procedures in the case of Global Notes, each Holder will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s Notes (or any portion thereof in an Authorized Denomination) redeemed pursuant to such Tax Redemption, in which case, from and after the Redemption Date for such Tax Redemption (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, from and after such time as the Company pays such Redemption Price in full), the Company will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law, and all future payments with respect to such Notes (other than any Conversion Consideration) will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s Taxes required by law to be deducted or withheld as a result of such Change in Tax Law (it being understood, for the avoidance of doubt, that that if such Holder converts such

Notes at any time, then the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion).

(1)Tax Redemption Opt-Out Election Notice.  To make a Tax Redemption Opt-Out Election with respect to any Note (or any portion thereof in an Authorized Denomination), the Holder of such Note must deliver a notice (a “Tax Redemption Opt-Out Election Notice”) to the Paying Agent before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election will apply, which must be an Authorized Denomination; and (z) that such Holder is making a Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such notice must comply with the Depositary Procedures (and any such notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(C)(ii)(1)).

(2)Withdrawal of Tax Redemption Opt-Out Election Notice.  A Holder that has delivered a Tax Redemption Opt-Out Election Notice with respect to any Note (or any portion thereof in an Authorized Denomination) may withdraw such Tax Redemption Opt-Out Election Notice by delivering a withdrawal notice to the Paying Agent at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date, which withdrawal notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election is being withdrawn, which must be an Authorized Denomination; and (z) that such Holder is withdrawing the Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(C)(ii)(2)).

(iii)Right to Convert Not Affected.  For the avoidance of doubt, a Tax Redemption will not affect any Holder’s right to convert any Notes and the Company’s obligation to pay any Additional Amounts with respect to such conversion up to, but excluding, the Redemption Date.

(D)Redemption Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related Special Interest pursuant to the proviso to Section 4.03(F), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(E)Redemption Date.  The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than forty (40), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(F)Redemption Price.  The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus any accrued and unpaid Special Interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Special Interest Record Date and on or before the next Special Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Special Interest Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Special Interest Payment Date, any unpaid Special Interest that would have accrued on such Note to, but excluding, such Special Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Special Interest Payment Date, if such Redemption Date is before such Special Interest Payment Date); and (ii) the Redemption Price will not include any accrued and unpaid Special Interest on such Note to, but excluding, such Redemption Date.  For the avoidance of doubt, if a Special Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Special Interest Payment Date, then (x) accrued and unpaid Special Interest on Notes to, but excluding, such Special Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Special Interest Record Date; and (y) the Redemption Price will include any Special Interest on Notes to be redeemed from, and including, such Special Interest Payment Date.

(G)Redemption Notice.  To call any Notes for Redemption, the Company must (x) send to each applicable Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)the Redemption Date for such Redemption;

(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Special Interest Record Date and on or before the next Special Interest Payment Date, the amount, manner and timing of any Special Interest payment payable pursuant to the proviso to Section 4.03(F));

(iv)the name and address of the Paying Agent and the Conversion Agent;

(v)that Notes called for Redemption may be converted at any time before the

Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii)the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day immediately before the Redemption Date; and

(viii)the CUSIP and ISIN numbers, if any, of such Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(H)Special Requirement for Notice of Tax Redemption. A Redemption Notice relating to a Tax Redemption must be sent pursuant to Section 4.03(G) no earlier than one hundred and eighty (180) calendar days before the earliest date on which the Company would have been required to make the related payment or withholding (assuming a payment in respect of the Notes were then due), and the obligation to pay Additional Amounts must be in effect as of the date the Company sends such Redemption Notice and must be expected to remain in effect at the time of the next payment or delivery in respect of the Notes.

(I)Payment of the Redemption Price.  Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.  For the avoidance of doubt, any Special Interest payable pursuant to the proviso to Section 4.03(F) on any Note subject to Redemption must be paid pursuant to such proviso.

Section 4.04. Right of the eligible holders to require the company to repurchase the initial notes on the optional repurchase date.

(A)Right of the Eligible Holders to Require the Company to Repurchase the Initial Notes on the Optional Repurchase Date. Subject to the terms of this Section 4.04, each Eligible Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase on June 30, 2026 (the “Optional Repurchase Date”) the Initial Notes then outstanding and held by such Eligible Holder (or any portion thereof in an Authorized Denomination) for a cash repurchase price equal to the Optional Repurchase Price.  Notwithstanding anything to the contrary in this Section 4.04, the Company will not be required to offer or effect any Optional Repurchase, and Eligible Holders will not have an Optional Repurchase Right, if the Company has called the Notes for Redemption on or prior to the Optional Repurchase Date.  For the avoidance of doubt, nothing in this Section 4.04 or the Optional Repurchase Notice shall be deemed to restrict any transfer by an Eligible Holder of its Initial Notes (or any portion thereof) after such Eligible Holder delivers an Optional Repurchase Notice pursuant to Section 4.04(E) (if otherwise transferable pursuant to this Indenture) or any conversion by an Eligible Holder of its Initial Notes (or any portion thereof) (if otherwise then convertible pursuant to Article 5).

(B)Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Optional Repurchase Date (including as a result of the payment of the related Optional Repurchase Price), then (i) the Company may not repurchase any Notes otherwise subject to Optional Repurchase on the Optional Repurchase Date pursuant to this Section 4.04; and (ii) the Company will cause any Notes theretofore surrendered for such Optional Repurchase to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)Optional Repurchase Price. The Optional Repurchase Price for any Note to be repurchased on the Optional Repurchase Date pursuant to the Optional Repurchase Right is an amount in cash equal to the principal amount of such Note plus any accrued and unpaid Special Interest on such Note to, but excluding, the Optional Repurchase Date; provided, however, that if the Optional Repurchase Date is after a Special Interest Record Date and on or before the next Special Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Special Interest Record Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Company’s election, before such Special Interest Payment Date, any unpaid Special Interest that would have accrued on such Note to, but excluding, such Special Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Special Interest Payment Date, if such Optional Repurchase Date is before such Special Interest Payment Date); and (ii) the Optional Repurchase Price will not include any accrued and unpaid Special Interest on such Note to, but excluding, such Optional Repurchase Date. For the avoidance of doubt, if a Special Interest Payment Date is not a Business Day within the meaning of

Section 2.05(C) and such Optional Repurchase Date occurs on the Business Day immediately after such Special Interest Payment Date, then (x) any accrued and unpaid Special Interest on Notes to, but excluding, such Special Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Special Interest Record Date; and (y) the Optional Repurchase Price will include any Special Interest on Notes to be repurchased from, and including, such Special Interest Payment Date.

(D)Optional Repurchase Date Notice. No later than ten (10) months prior to the Optional Repurchase Date, the Company will send to each Eligible Holder, the Trustee and the Paying Agent a notice (an “Optional Repurchase Date Notice”).

Such Optional Repurchase Date Notice must state:

(i)the procedures that an Eligible Holder must follow to require the Company to repurchase on the Optional Repurchase Date the Initial Notes then held by such Eligible Holder pursuant to this Section 4.04, including the deadline for exercising the Optional Repurchase Right and the procedures for submitting an Optional Repurchase Notice,

(ii)the Optional Repurchase Date;

(iii)the Optional Repurchase Price and that an Eligible Holder of any Initial Note at the Close of Business on the Special Interest Record Date immediately before the Optional Repurchase Date will be entitled to receive, on the Special Interest Payment Date falling on the Optional Repurchase Date, any unpaid Special Interest that has accrued on such Note to, but excluding, such Special Interest Payment Date;

(iv)the name and address of the Paying Agent and the Conversion Agent;

(v)that the Initial Notes subject to the Optional Repurchase must be delivered to the Paying Agent prior to the Close of Business on the tenth (10th) Scheduled Trading Day immediately prior to the Optional Repurchase Date (the “Optional Repurchase Note Surrender Date”) for the Eligible Holder thereof to be entitled to receive the Optional Repurchase Price on the Optional Repurchase Date; and

(vi)the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver an Optional Repurchase Date Notice nor any defect in an Optional Repurchase Date Notice will limit the Optional Repurchase Right of any Eligible Holder or otherwise affect the validity of any proceedings relating to any Optional Repurchase.

At the Company’s request, the Trustee shall give such Optional Repurchase Date Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Optional Repurchase Date Notice shall be prepared by the Company and the Company shall have made such request at least two Business Days, in the case of Global Notes, and five Business Days, in the case of Physical Notes, prior to the date on which such Optional Repurchase Notice is to be sent.

(E)Procedures to Exercise the Optional Repurchase Right.

(i)Delivery of Optional Repurchase Notice. To exercise its Optional Repurchase Right, an Eligible Holder must deliver to the Paying Agent before the Close of Business on the date falling nine (9) months prior to the Optional Repurchase Date or, if such date is not a Business Day, the immediately following Business Day (the “Repurchase Notice Due Date”), a duly completed, written Optional Repurchase Notice with respect to its Initial Notes to be outstanding and held by such Eligible Holder on the Optional Repurchase Date (or any portion thereof in an Authorized Denomination, at the election of such Eligible Holder).  The Paying Agent will promptly deliver to the Company a copy of each Optional Repurchase Notice that it receives.

(ii)Contents of Optional Repurchase Notices. Each Optional Repurchase Notice must state:

(1)if an Initial Note is a Physical Note, the certificate number of such Note;

(2)the maximum principal amount of the Initial Note to be repurchased, which must be an Authorized Denomination; and

(3)that such Holder is exercising its Optional Repurchase Right with respect to such principal amount of the Initial Note;

provided, however, that if such Initial Note is a Global Note, then such Optional Repurchase Notice must comply with the Depositary Procedures (and any such Optional Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.04(E)).

(iii)Withdrawal of Optional Repurchase Notice.  An Eligible Holder that has delivered the Optional Repurchase Notice with respect to its Initial Note may withdraw such Optional Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Optional Repurchase Note Surrender Date.  Such withdrawal notice must state:

(1)if such Initial Note is a Physical Note, the certificate number of such Note;

(2)the principal amount of such Initial Note in respect of which the Optional Repurchase Notice was given to be withdrawn, which must be an Authorized Denomination; and

(3)the principal amount of such Initial Note, if any, that remains subject to such Optional Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Initial Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice, the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if the relevant Initial Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to Optional Repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(iv)Delivery of Initial Notes Subject to Optional Repurchase. An Eligible Holder that has duly delivered an Optional Repurchase Notice shall, prior to the Close of Business on the Optional Repurchase Note Surrender Date, deliver to the Paying Agent its Initial Notes subject to the Optional Repurchase (for the avoidance of doubt, not exceeding the maximum principal amount set forth in its Optional Repurchase Notice), duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(F)Payment of the Optional Repurchase Price. Without limiting the Company’s obligation to deposit the Optional Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Optional Repurchase Price for an Initial Note (or portion thereof) to be repurchased pursuant to an Optional Repurchase to be paid to the Eligible Holder thereof on the Optional Repurchase Date, provided that (x) such Note is timely delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are timely complied with (in the case of a Global Note). For the avoidance of doubt, any Special Interest payable as described in Section 4.04(C) on any Note to be repurchased pursuant to an Optional Repurchase must be paid as so described regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.04(F).

(G)Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.04, the Company will be deemed to satisfy its obligations under this Section 4.04 if one or more third parties conduct any Optional Repurchase and related offer to repurchase Initial Notes otherwise required by this Section 4.04 in a manner that would have satisfied the requirements of this Section 4.04 if conducted directly by the Company.

(H)Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with an Optional Repurchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Optional Repurchase in the manner set forth in this Indenture.  If, after complying with the preceding sentence to the extent applicable, any such laws prohibit the Company from taking any action otherwise required by this Section 4.04, then, notwithstanding anything to the contrary in this Section 4.04, the Company’s failure to take such action will, to the extent the same is prohibited by such laws, be deemed not to be a breach of its obligations under this Section 4.04.

(I)Repurchase in Part. Subject to the terms of this Section 4.04, the Initial Notes may be repurchased pursuant to an Optional Repurchase in part, but only in Authorized Denominations. Provisions of this Section 4.04 applying to the repurchase of an Initial Note in whole will equally apply to the repurchase of a permitted portion of an Initial Note.

Article 5. CONVERSION

Section 5.01. Right to convert.

(A)Generally.  Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)Conversions in Part.  Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations.  Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)When Notes May Be Converted.  A Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(D)Limitations and Closed Periods.  Notwithstanding anything to the contrary in this Indenture or the Notes:

(i)Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(ii)in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(iii)if the Company calls the Notes for Redemption pursuant to Section 4.03, then the Holders of such Notes may not convert such Notes after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture;

(iv)if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture; and

(v)if an Optional Repurchase Notice is validly delivered pursuant to Section 4.04(E)(i) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.04(E)(iii) or, from the Open of Business on the Business Day immediately following the Optional Repurchase Note Surrender Date, such Note has not been delivered to the Paying Agent in accordance with Section 4.04(E)(iv); or (c) the Company fails to pay the Optional Repurchase Price for such Note in accordance with this Indenture.

Section 5.02. Conversion Procedures.

(A)Generally.

(i)Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E). To the extent that the Depositary Procedures do not permit conversion through the Depositary, then the holder of a beneficial interest in a Global Note shall comply with the requirements in Section 5.02(A)(ii).

(ii)Physical Notes.  To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)Effect of Converting a Note.  At the Close of Business on the Conversion Date for a Note (or any portion thereof), such Note (or such portion thereof) will be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)Holder of Record of Conversion Shares.  The Person in whose name any Ordinary Share is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D)Interest Payable upon Conversion in Certain Circumstances.  If the Conversion Date of a Note is after a Special Interest Record Date and before the next Special Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Special Interest Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Special Interest Payment Date, any unpaid Special Interest that would have accrued on such Note to, but excluding, such Special Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Special Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of any such Special Interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Special Interest Record Date and on or before the second (2nd) Business Day immediately after such Special Interest Payment Date; (w) if such Conversion Date occurs after the Special Interest Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Special Interest Record Date and on or before the Business Day immediately after such Special Interest Payment Date; or (y) to the extent of any overdue Special Interest or interest that has accrued on any overdue Special Interest.  For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Special Interest Record Date immediately before the Maturity Date, then the Company will pay, as provided above, any Special Interest that would have accrued on such Note to, but excluding, the Maturity Date.  For the avoidance of doubt, if the Conversion Date of a Note to be converted is on any Special Interest Payment Date, then the Holder of such Note at the Close of Business on the Special Interest Record Date immediately before such Special Interest Payment Date will be entitled to receive, on such Special Interest Payment Date, any unpaid Special Interest that has accrued on such Note to, but excluding, such Special Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)Taxes and Duties.  If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Ordinary Shares upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)Conversion Agent to Notify Company of Conversions.  If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the 10:00 a.m. (New York City time) one (1) Business Day after the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. Settlement Upon Conversion.

(A)Settlement Method.  Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”); provided, however, that upon the conversion of any Initial Note or Affiliate Note, the Company will settle such conversion only by Physical Settlement.

Subject to the restriction in clause (A) above, the Company will have the right to elect the Settlement Method applicable to any conversion of a Note (other than with respect to the conversion of an Initial Note or an Affiliate Note as provided above); provided, however, that:

(i)subject to clause (iii) below, all conversions of Notes with a Conversion Date that occurs on or after May 15, 2030  will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders, the Trustee and the Conversion Agent no later than the Open of Business on May 15, 2030;

(ii)subject to clause (iii) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before May 15, 2030, then the Company will send notice of such Settlement Method to the Holder of such Note, the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(iii)if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice sent pursuant to Section 4.03(G), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the second (2nd) Business Day immediately before the related Redemption Date; and (2) if such Redemption Date occurs on or after May 15, 2030, then such Settlement Method must be the same Settlement Method that, pursuant to clause (i) above, applies to all conversions of Notes with a Conversion Date that occurs on or after May 15, 2030;

(iv)the Company will use the same Settlement Method for all conversions of Notes with a Conversion Date that occurs on the same day (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (i) or (iii) above);

(v)if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(vi)if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note, the Trustee and the Conversion Agent of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(vii)the Settlement Method will be subject to Section 5.09(A)(2).

The Company may, by written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee), at any time and from time to time, on or before May 15, 2030, change the Default Settlement Method or elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect with respect to Notes, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice, that will apply to all Note conversions with a Conversion Date that is on or after the date the Company sends such notice.  If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method applicable to any Notes, in either case, to the Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specified amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method election deadline for such conversion or conversions as described above, or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount will be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount will be deemed to be $1,000 per $1,000 principal amount of Notes.  If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method as described above, then the Company will concurrently either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the SEC.  Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to the provisions described in this Section 5.03.  For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to the provisions described in Section 8.01(G) below.  However, the Company may nonetheless choose to execute such an amendment at its option.

(B)Conversion Consideration.

(i)Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1)if Physical Settlement applies to such conversion, a number of Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2)if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3)if Combination Settlement applies to such conversion, consideration consisting of (a) a number of Ordinary Shares equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii)Cash in Lieu of Fractional Shares.  If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of Ordinary Shares deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii)Conversion of Multiple Notes by a Single Holder.  If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv)Notice of Calculation of Conversion Consideration.  If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail.  Neither the Trustee nor the Conversion Agent will have any duty to make or verify any such determination.

(C)Delivery of the Conversion Consideration.  Except as set forth in Sections 5.05(A), 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after November 1, 2030, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion no later than the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Scheduled Trading Day immediately before the Maturity Date.  If any Note is converted and the Conversion Date occurs on or before May 15, 2030 and not during a Make-Whole Fundamental Change Conversion Period, then, solely for purposes of this Section 5.03(C), a day on which banking institutions in the Cayman Islands or the United Kingdom are authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(D)Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion.  If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid Special Interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid Special Interest, if any, on, such Note to, but excluding the Conversion Date.  As a result, except as provided in Section 5.02(D), any accrued and unpaid Special Interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and Ordinary Shares, then any accrued and unpaid Special Interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04. Reserve And Status Of Ordinary Shares Issued Upon Conversion.

(A)Share Reserve.  At all times when any Notes are outstanding, the Company will reserve, out of its authorized, unreserved and not outstanding Ordinary Shares, a number of Ordinary Shares sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07.

(B)Status of Conversion Shares; Listing.  Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered).  If the Ordinary Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. Adjustments To The Conversion Rate.

(A)Events Requiring an Adjustment to the Conversion Rate.  The Conversion Rate will be adjusted from time to time as follows:

(i)Share Dividends, Splits and Combinations.  If the Company issues solely Ordinary Shares as a dividend or distribution on all or substantially all Ordinary Shares, or if the Company effects a share split or a share combination of the Ordinary Shares (in each case excluding an issuance solely pursuant to a Share Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0×	OS1
OS0

where:

CR0	=

the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=

the number of Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution of the type described in this Section 5.05(A)(i) is declared, but not so paid, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

(ii)Rights, Options and Warrants.  If the Company distributes, to all or substantially all holders of Ordinary Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which the provisions set forth in Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the date such distribution is announced, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS + X
OS + Y

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=

a number of Ordinary Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of Ordinary Shares actually delivered upon exercise of such rights, option or warrants.  To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Ordinary Shares to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined in good faith by the Company.

(iii)Spin-Offs and Other Distributed Property.

(1)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Ordinary Shares, excluding:

(u)dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v)dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w)rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 5.05(F);

(x)Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y)a distribution solely pursuant to a tender offer or exchange offer for Ordinary Shares, as to which Section 5.05(A)(v) will apply; and

(z)a distribution solely pursuant to a Share Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

CR1= CR0 ×	SP
SP - FMV

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=

the fair market value (as determined by the Company in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per Ordinary Share pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Ordinary Shares, and without having to convert such Holder’s Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of Ordinary Shares equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

For purposes of this Section 5.05(A)(iii)(1) (and subject to Section 5.05(F)), rights, options or warrants distributed by the Company to all holders of Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such Ordinary Shares; (y) are not exercisable; and (z) are also issued in respect of future issuances of Ordinary Shares, will be deemed not to have been distributed for purposes of this Section 5.05(A)(iii)(1) (and no adjustment to the Conversion Rate under this Section 5.05(A)(iii)(1) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made pursuant to this Section 5.05(A)(iii)(1).  If any such right, option or warrant, including any such existing rights, options or warrants distributed before the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and an Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case, the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate pursuant to this Section 5.05(A)(iii)(1) was made, (x) in the case of any such rights, options or warrants that have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued; and (II) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase; and (y) in the case of such rights, options or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options and warrants had not been issued.

(2)Spin-Offs.  If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of Ordinary Shares (other than solely pursuant to a Share Change Event, as to which Section 5.09 will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV + SP
SP

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=

the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Ordinary Shares in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Ordinary Share in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per Ordinary Share for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for a Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)Cash Dividends or Distributions.  If any cash dividend or distribution is made to all or substantially all holders of Ordinary Shares, then the Conversion Rate will be increased based on the following formula:

CR1= CR0 ×	SP
SP - D

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per Ordinary Share on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per Ordinary Share in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Ordinary Shares, and without having to convert such Holder’s Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of Ordinary Shares equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)Tender Offers or Exchange Offers.  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Ordinary Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith) of the cash and other consideration paid per Ordinary Share in such tender or exchange offer exceeds the Last Reported Sale Price per Ordinary Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

CR1= CR0×	AC + (SP × OS1 )
SP × OS0

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=

the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith) of all cash and other consideration paid for Ordinary Shares purchased in such tender or exchange offer;

OS0	=

the number of Ordinary Shares outstanding immediately before the Expiration Time (before giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the Expiration Time (excluding all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=

the average of the Last Reported Sale Prices per Ordinary Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph.  Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Ordinary Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)No Adjustments in Certain Cases.

(i)Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a share split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Ordinary Shares, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of Ordinary Shares equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)Certain Events.  The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07.  Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)except as otherwise provided in Section 5.05, the sale of Ordinary Shares for a purchase price that is less than the market price per Ordinary Share or less than the Conversion Price;

(2)the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any such plan;

(3)the issuance of any Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)the issuance of any Ordinary Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)solely a change in the par value of the Ordinary Shares; or

(6)accrued and unpaid Special Interest on the Notes.

(C)Adjustment Deferral.  If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; (v) the date when the Company sends the Optional Repurchase Notice; and (vi) May 15, 2030.

(D)Adjustments Not Yet Effective.  Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due in respect of such VWAP Trading Day (in the case of Combination Settlement) includes any whole number of Ordinary Shares; and

(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement).  In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E)Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event.  Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii)a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(iii)the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole number of Ordinary Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion, and the Ordinary Shares issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Ordinary Shares had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the Ordinary Shares issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F)Shareholder Rights Plans.  If the Company has a shareholder rights plan, relating to the Ordinary Shares, in effect upon any conversion of any Note whose settlement will include any Ordinary Shares, then the Holder of such Note will receive, in addition to those Ordinary Shares, the rights under that shareholder rights plan; provided, however, that, if, prior to any conversion, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, then the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all or substantially all holders of the Ordinary Shares, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 5.05(A)(iii)(1), subject to readjustment in accordance with such Section.

(G)Limitation on Effecting Transactions Resulting in Certain Adjustments.  The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per Ordinary Share being less than the par value per Ordinary Share.

(H)Equitable Adjustments to Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Cash Amounts or the Daily Share Amounts over a span of multiple days (including over an Observation Period and the period, if any, for determining the Share Price), the Company will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Cash Amounts or the Daily Share Amounts are to be calculated.

(I)Calculation of Number of Outstanding Ordinary Shares.  For purposes of Section 5.05(A), the number of Ordinary Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares; and (ii) exclude Ordinary Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Ordinary Shares held in its treasury).

(J)Calculations.  All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of an Ordinary Share (with 5/100,000ths rounded upward).

(K)Notice of Conversion Rate Adjustments.  Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. Voluntary Adjustments.

(A)Generally.  To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Ordinary Shares or rights to purchase Ordinary Shares as a result of any dividend or distribution of Ordinary Shares (or rights to acquire such Ordinary Shares) or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)Notice of Voluntary Increases.  If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to Section 5.06(A), the Company will send notice to each Holder, the Trustee and Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. Adjustments To The Conversion Rate In Connection With A Make-Whole Fundamental Change.

(A)Generally.  If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Share Price of such Make-Whole Fundamental Change:

	Share Price
Make-Whole Fundamental Change
Effective Date	$ 26.4643	$ 28.00	$ 30.00	$ 32.29	$ 35.00	$ 45.00	$60.00	$64.57	$ 75.00	$100.00
November 17, 2020	6.8140	6.5204	5.4817	4.5011	3.5761	1.5271	0.3888	0.2424	0.0490	0.0000
November 15, 2021	6.8140	6.6754	5.5775	4.5494	3.5828	1.4660	0.3454	0.2117	0.0395	0.0000
November 15, 2022	6.8140	6.8140	5.7126	4.6158	3.5829	1.3721	0.2773	0.1629	0.0240	0.0000
November 15, 2023	6.8140	6.8140	5.9384	4.7642	3.6507	1.2618	0.1317	0.0481	0.0000	0.0000
November 15, 2024	6.8140	6.8140	6.1986	4.9484	3.7686	1.2568	0.1128	0.0000	0.0000	0.0000
November 15, 2025	6.8140	6.8140	6.3491	5.0205	3.7823	1.1938	0.1022	0.0000	0.0000	0.0000
November 15, 2026	6.8140	6.8140	6.1455	4.7598	3.4994	1.0403	0.0908	0.0000	0.0000	0.0000
November 15, 2027	6.8140	6.3959	5.2167	4.1255	3.1108	0.9940	0.0748	0.0000	0.0000	0.0000
November 15, 2028	6.8140	6.5106	5.2403	4.0777	3.0130	0.8718	0.0500	0.0000	0.0000	0.0000
November 15, 2029	6.8140	6.2873	4.8845	3.6323	2.5254	0.5252	0.0189	0.0000	0.0000	0.0000
November 15, 2030	6.8140	4.7319	2.7035	1.1700	0.3168	0.0048	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Share Price is not set forth in the table above, then:

(i)if such Share Price is between two Share Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Share Prices in the table and the earlier and later dates in the table above, as applicable, based on a 365-or 366-day year, as applicable; and

(ii)if the Share Price is greater than $100.00 (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $26.4643 (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 37.7867 Ordinary Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

(B)Adjustment of Share Prices and Additional Shares.  The Share Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A).  The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C)Notice of the Occurrence of a Make-Whole Fundamental Change.  No later than the fifth (5th) Business Day after the effective date of a Make-Whole Fundamental Change, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction and such effective date.

(D)Settlement of Cash Make-Whole Fundamental Changes.  For the avoidance of doubt, if holders of Ordinary Shares receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.09, conversions of Notes will thereafter be settled no later than the second (2nd) Business Day after the relevant Conversion Date.

Section 5.08. Exchange In Lieu Of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note.  If the Company has made such election, then:

(A)no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B)if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C)such Note will not cease to be outstanding by reason of such exchange in lieu of conversion; provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09. Effect Of Share Change Event.

(A)Generally. If there occurs any:

(i)recapitalization, reclassification or change of the Ordinary Shares (other than (w) changes solely resulting from a subdivision or combination of the Ordinary Shares, (x)a change only in par value or from par value to no par value or no par value to par value, (y) share splits and share combinations that do not involve the issuance of any other series or class of securities or (z) the conversion or exchange of any or all of the Company’s Class B ordinary shares into Ordinary Shares in one or more transactions);

(ii)consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)other similar event,

and, as a result of which, Ordinary Shares are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Ordinary Share would be entitled to receive on account of such Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)from and after the effective time of such Share Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of Ordinary Shares in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of Ordinary Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” and any related definitions, the terms “Ordinary Shares” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(2)if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Share Change Event and will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3)for these purposes, (I) the Daily VWAP or the Last Reported Sale Price of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP” or “Last Reported Sale Price”, as the case may be, substituting, if applicable, the Bloomberg page for, or reference to, such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, as the case may be, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Ordinary Share, by the holders of Ordinary Shares.  The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Share Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions as the Company determines in good faith and in a commercially reasonable manner are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)Notice of Share Change Events.  The Company will send notice of each Share Change Event to Holders no later than the second (2nd) Business Day after the effective date of such Share Change Event.

(C)Compliance Covenant.  The Company will not become a party to any Share Change Event unless its terms are consistent with this Section 5.09.

Article 6. SUCCESSORS

Section 6.01. When The Company May Merge, Etc.

(A)Generally.  The Company will not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation or limited liability company (that is treated as a corporation for U.S. federal income tax purposes) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Cayman Islands, the Netherlands, Luxembourg, or the United Kingdom (such corporation or entity, the “Successor Corporation”) that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 3.05); and

(ii)immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee.  Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03. Exclusion For Asset Transfers With Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries.

Article 7. DEFAULTS AND REMEDIES

Section 7.01. Events Of Default.

(A)Definition of Events of Default.  “Event of Default” means the occurrence of any of the following:

(i)a default in the payment when due (whether at maturity, upon Redemption, Optional Repurchase or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, any Note;

(ii)a default for thirty (30) consecutive days in the payment when due of any Special Interest on any Note;

(iii)the Company’s failure to deliver, when required by this Indenture, (x) a Fundamental Change Notice or (y) a notice pursuant to Section 5.07(c), if such failure is not cured within five (5) days after its occurrence;

(iv)a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(v)a default in the Company’s obligations under Article 6;

(vi)a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)a default by the Company or any of its Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty-five million U.S. dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2)results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii)the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)commences a voluntary case or proceeding;

(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)consents to the appointment of a custodian of it or for any substantial part of its property;

(4)makes a general assignment for the benefit of its creditors;

(5)takes any comparable action under any foreign Bankruptcy Law; or

(6)generally is not paying its debts as they become due; or

(ix)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(ix), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)Cause Irrelevant.  Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. Acceleration.

(A)Automatic Acceleration in Certain Circumstances.  If an Event of Default set forth in clause (viii) or (ix) of Section 7.01(A) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid Special Interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)Optional Acceleration.  Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in clause (viii) or (ix) of Section 7.01(A) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid Special Interest on, all of the Notes then outstanding to become due and payable immediately.

(C)Rescission of Acceleration.  Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or any Special Interest on, the Notes that has become due solely because of such acceleration) have been cured or waived.  No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. Sole Remedy For A Failure To Report.

(A)Generally.  Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 (a “Reporting Event of Default”) will, for each of the first three hundred and sixty five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes.  If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest pursuant to this Section 7.03(A) will cease to accrue on any Notes from, and including, such three hundred and sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B)Amount and Payment of Special Interest.  Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on each Special Interest Payment Date as set forth in Section 2.04 and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election in connection with a Reporting Event of Default, together with any Special Interest that accrues pursuant to Section 3.04(A), accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%).

(C)Notice of Election.  To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest pursuant to Section 7.03(A); and (iii) briefly describes the periods during which and rate at which such Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)Notice to Trustee and Paying Agent; Trustee’s Disclaimer.  If Special Interest accrues on any Note pursuant to Section 7.03(A), then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest pursuant to Section 7.03(A) on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment.  The Trustee will have no duty to determine or verify whether any Special Interest is payable or the amount thereof.

(E)No Effect on Other Events of Default.  No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. Other Remedies.

(A)Trustee May Pursue All Remedies.  If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)Procedural Matters.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. Waiver Of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder.  Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding.  If an Event of Default is so waived, then it will cease to exist.  If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur.  However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. Control By Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee has no duty to determine whether such action is prejudicial to any Holder) or may involve the Trustee in liability, unless the Trustee is offered, and if requested, provided security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. Limitation On Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, or any Special Interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C)such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

AHolder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. Absolute Right Of Holders To Institute Suit For The Enforcement Of The Right To Receive Payment And Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Optional Repurchase Price or Fundamental Change Repurchase Price for, or any Special Interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit By Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, or Special Interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10. Trustee May File Proofs Of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims.  Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06.  To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise).  Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:to the Trustee and its agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for, or any Special Interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. Undertaking For Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without the consent of holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect Holders;

(B)add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)secure the Notes;

(D)add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Share Change Event;

(G)irrevocably elect or eliminate a Settlement Method and/or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed elected) with respect to any Note pursuant to Section 5.03(A);

(H)evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(I)comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(J)make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02. With the consent of holders.

(A)Generally.  Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes.  Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)reduce the principal, or extend the stated maturity, of any Note;

(ii)reduce the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)reduce the rate, or extend the time for the payment, of Special Interest on any Note;

(iv)make any change that adversely affects the conversion rights of any Note;

(v)impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)change the ranking of the Notes;

(vii)make any Note payable in money, or at a Place of Payment, other than that stated in this Indenture or the Note;

(viii)make any direct or indirect change to Section 3.05 in any manner that is adverse to the rights of the Holders;

(ix)reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(x)make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on a Special Interest Payment Date, Redemption Date, Optional Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)Holders Need Not Approve the Particular Form of any Amendment.  A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. Notice Of Amendments, Supplements And Waivers.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof.  The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. Revocation, Effect And Solicitation Of Consents; Special Record Dates; Etc.

(A)Revocation and Effect of Consents.  The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)Special Record Dates.  The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8.  If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)Solicitation of Consents.  For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)Effectiveness and Binding Effect.  Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. Notations And Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms.  The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. Trustee to execute supplemental indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities.  In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel conforming to Section 12.03 and stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. SATISFACTION AND DISCHARGE

Section 9.01. Termination Of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, the Optional Repurchase Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property (including, if applicable, all related Additional Amounts) due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)the Company has paid all other amounts payable by it under this Indenture; and

(D)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02. Repayment To Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due.  After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03. Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any securities, cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such securities, cash or other property from the securities, cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10. TRUSTEE

Section 10.01. Duties Of The Trustee.

(A)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)Except during the continuance of an Event of Default:

(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C)The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(i)this paragraph will not limit the effect of Section 10.01(B);

(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B),  (C) and (E) of this Section 10.01, regardless of whether such provision so expressly provides.

(E)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

Section 10.02. Rights Of The Trustee.

(A)The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and if requested, provided, the Trustee security or indemnity satisfactory to the Trustee in its judgment against any loss, liability or expense that it may incur in complying with such request or direction.

(G)The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(I)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation, Conversion Agent and Paying Agent, and each other agent, custodian and other Person employed to act hereunder.

(J)The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless written notice of any event which is in fact such a Default or Event of Default or of any such Significant Subsidiary is received by the Trustee at the corporate trust office of the Trustee specified in Section 12.01, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”, or, in the case of a Default or Event of Default under this Indenture (but not a default under the Investment Agreement that may constitute a Default or Event of Default), a Responsible Officer of the Trustee has actual knowledge thereof.

(K)Notwithstanding anything to the contrary in this Indenture, other than this Indenture and the Notes, the Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or contract, including without limitation, the Investment Agreement, nor shall the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, including without limitation, the Investment Agreement, whether or not a copy of such agreement has been provided to the Trustee.

Section 10.03. Individual Rights Of The Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee.  Each Note Agent will have the same rights and duties as the trustee under this Section 10.03.

Section 10.04. Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05. Notice Of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or Special Interest on, any Note, or an Event of Default (or, with respect to any conversion as to which Physical Settlement does not apply, a Default) arising from a failure to pay or deliver the Conversion Consideration due upon conversion of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 10.06. Compensation And Indemnity.

(A)The Company will, from time to time, pay the Trustee compensation for its acceptance of this Indenture and services under this Indenture and the Notes as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.  The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B).  The Company will defend such claim, and the Trustee will cooperate in such defense. The Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or any Special Interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E)If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (ix) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07. Replacement Of The Trustee.

(A)Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)the Trustee fails to comply with Section 10.09;

(ii)the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)a custodian or public officer takes charge of the Trustee or its property; or

(iv)the Trustee becomes incapable of acting.

(C)If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will send notice of its succession to Holders.  The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08. Successor Trustee By Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

Section 10.09. Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11. SUBORDINATION

Section 11.01. Agreement To Subordinate.

The Company agrees, and each Holder, by accepting any Note, agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of the Designated Senior Indebtedness, and that such subordination is for the benefit of the holders of the Designated Senior Indebtedness.

Section 11.02. Liquidation, Dissolution And Bankruptcy.

If there occurs or commences any liquidation, winding up or dissolution of the Company, any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, any assignment, composition or arrangement for the benefit of the Company’s creditors or any marshaling of the Company’s assets and liabilities, in each case, other than a Business Combination Event that complies with the requirements of Article 6, then:

(A)holders of the Designated Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of the Designated Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the Designated Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain Permitted Junior Securities, subject to applicable law); and

(B)until all Obligations with respect to the Designated Senior Indebtedness are paid in full, any distribution to which Holders would be entitled but for this Article 11 will be made to holders of the Designated Senior Indebtedness (except that Holders may receive and retain Permitted Junior Securities, subject to applicable law), as their interests may appear.

Section 11.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

(A)Payment Blockage Periods. If:

(i)there occurs and is continuing any default in the payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of the principal of, or premium, if any, or interest on, the Designated Senior Indebtedness after the expiration of any applicable grace period (a “Payment Default”); or

(ii)(1) there occurs and is continuing any other default on the Designated Senior Indebtedness that permits holders of such series to accelerate its maturity (a “Non-Payment Default”); and (2) the Trustee receives a notice of such Non-Payment Default (a “Payment Blockage Notice”) from the Company or a Representative of the Designated Senior Indebtedness,

then, during the relevant Payment Blockage Period, the Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes (other than fees, expenses and indemnities of the Trustee in each of its capacities hereunder) and may not acquire, from the Trustee or any Holder, any Notes for cash or other property (other than Permitted Junior Securities) until all Obligations with respect to the Designated Senior Indebtedness have been paid in full.

(B)Resumption of Payments on the Notes Following a Payment Blockage Period. After the termination of a Payment Blockage Period, the Company will notify the Trustee and the Conversion Agent (if other than the Trustee) in writing and resume making payments and distributions on the Notes, including any missed payments and distributions.

Section 11.04. Notice Upon Acceleration Of Notes.

The Company will promptly notify holders of the Designated Senior Indebtedness of any acceleration of the Notes pursuant to Section 7.02.

Section 11.05. When Distributions Must Be Paid Over.

If the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities or the Conversion Consideration due pursuant to Section 11.11 or amounts payable to the Trustee under Section 10.06) at a time when the payment is prohibited by Section 11.02 or 11.03 and the Trustee or such Holder, as applicable, has actual knowledge that such payment is so prohibited, then such payment will be held by the Trustee or such Holder, as applicable, in trust for the benefit of, and will be paid to, the holders of the Designated Senior Indebtedness as their interests may appear or their Representative, for application to the payment of all Obligations with respect to the Designated Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of the Designated Senior Indebtedness.

With respect to the holders of the Designated Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 11, no implied obligations with respect to the holders of the Designated Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of the Designated Senior Indebtedness and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of the Designated Senior Indebtedness are then entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.06. Notice By The Company.

The Company will promptly notify the Trustee, the Paying Agent and the Conversion Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 11, but failure to send such notice will not affect the subordination of the Notes to the Designated Senior Indebtedness as provided in this Article 11.

Section 11.07. Subrogation.

After the Designated Senior Indebtedness is paid in full and until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other Indebtedness whose terms expressly provide that it ranks equally in right of payment with the Notes) to the rights of holders of the Designated Senior Indebtedness to receive distributions applicable to the Designated Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of the Designated Senior Indebtedness. A distribution made under this Article 11 to holders of the Designated Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on the Notes.

Section 11.08. Relative Rights.

This Article 11 defines the relative rights of the Holders and holders of the Designated Senior Indebtedness. Nothing in this Indenture will:

(A)impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, or the Fundamental Change Repurchase Price or Optional Repurchase Price or Redemption Price for, or any interest on, or the Conversion Consideration due upon the conversion of, any Note in accordance with the terms of this Indenture and the Notes;

(B)affect the relative rights of the Holders and creditors of the Company, other than their rights in relation to holders of the Designated Senior Indebtedness; or

(C)prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and beneficial owners of the Designated Senior Indebtedness to receive distributions and payments otherwise payable and in priority to the Holders.

No provision of this Article 11 will prevent the occurrence of any Default or Event of Default hereunder.

Section 11.09. The Company Cannot Impair Subordination.

No right of any holder of the Designated Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture or the Notes.

Section 11.10. Distribution Or Notice To The Representative.

Each distribution to be made, or notice to be given, to holders of the Designated Senior Indebtedness may be made or given, as applicable to their Representative.

The Trustee and the Holders will be entitled, with respect to any payment or distribution of assets of the Company referred to in this Article 11, to rely on any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative, liquidator, liquidating trustee, agent or other Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining (A) the Persons entitled to participate in such distribution; (B) the holders of the Designated Senior Indebtedness and other Indebtedness of the Company; (C) the amount thereof or payable thereon; (D) the amount or amounts paid or distributed thereon; and (E) all other facts pertinent thereto or to this Article 11.

Section 11.11. Delivery Of Conversion Consideration.

Notwithstanding anything to the contrary in this Article 11, and solely for the purposes of this Article 11, the issuance and delivery of Conversion Consideration (for the avoidance of doubt, including any payment of cash as part of the Conversion Consideration) in accordance with the terms of this Indenture and the Notes will be deemed not to constitute a payment or distribution on or with respect to any Note or a purchase or other acquisition of any Note.

Section 11.12. Rights Of The Trustee And The Paying Agent.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee; and (B) and the Trustee may, and the Paying Agent and the Conversion Agent, if not the Company, may, continue to make payments on the Notes, unless the Trustee has received, from the Company or a Representative, at least five (5) Business Days before the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Nothing in this Article 11 will impair the claims of, or payments to, the Trustee under or pursuant to Section 10.06.

Section 11.13. Designated Senior Indebtedness Entitled To Rely.

(A)Generally. Each Holder of a Note, by accepting a Note, also acknowledges and agrees that the provisions of this Article 11 are, and are intended to be, an inducement and a consideration to each holder of the Designated Senior Indebtedness, whether the Designated Senior Indebtedness was acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, the Designated Senior Indebtedness and such holder of the Designated Senior Indebtedness (and any Representative of such holder) will be entitled to rely on, and will be deemed conclusively to have relied on in acquiring and continuing to hold, or in continuing to hold, the Designated Senior Indebtedness, and will have the right to enforce the provisions of this Article 11. The holders of the Designated Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders or the Trustee and without impairing or releasing the subordination provided for in this Article 11 or the obligations of the Holders to the holders of the Designated Senior Indebtedness, do any one or more of the following (subject to the maximum amount of the Designated Senior Indebtedness permitted hereunder):

(i)change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Designated Senior Indebtedness or any instrument evidencing the same or any agreement under which the Designated Senior Indebtedness is outstanding; provided that principal amount of the Designated Senior Indebtedness will not exceed $250,000,000 in the aggregate at any time and that maturity of the Designated Senior Indebtedness will not be extended past December 31, 2025;

(ii)sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(iii)release any person liable in any manner for the collection of the Designated Senior Indebtedness;

(iv)exercise or refrain from exercising any rights against the Company or any other person; and

(v)take any other action in the reasonable business judgment of the holders of the Designated Senior Indebtedness.

No such action or inaction will impair or otherwise affect the holder of the Designated Senior Indebtedness’s rights under this Indenture. Each Holder of a Note, by accepting a Note, and the Trustee, on behalf of the Holders, waive the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and each agree that it will not assert any such defenses or rights.

(B)Payment. If the Trustee or any Holder receives any payment of any Obligations with respect to the Notes when the payment is prohibited by this Article 11, the Trustee or such Holder, as the case may be, will hold the payment for the benefit of the holders of the Designated Senior Indebtedness. Upon the written request of the holders of the Designated Senior Indebtedness, the Trustee or such Holder, as the case may be, will deliver the amounts to the holders of the Designated Senior Indebtedness or the Representative identified by such holders in writing to the Trustee.

(C)Acceleration. If payment of the Notes is accelerated because of an Event of Default thereunder, the Trustee will promptly notify the agent for the Designated Senior Indebtedness. If any Obligations owing under the Designated Senior Indebtedness are outstanding at the time of any such acceleration, the Company may not pay any amounts in respect of the Notes until five (5) Business Days after the agent for the Designated Senior Indebtedness receives such notice of such acceleration and, thereafter, the Company may pay such amounts in respect of the Notes only if the provisions of this Article 11 otherwise permit payment at that time.

Article 12. MISCELLANEOUS

Section 12.01. Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company :

Farfetch Limited

The Bower, 211 Old Street

London EC1V 9NR

United Kingdom

Attention: General Counsel

If to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

1100 North Market Street

Wilmington, Delaware 19890

Facsimile: 302-636-4149

Attention: Farfetch Limited Administrator

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt is acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that, any notice to the Trustee or any Note Agent shall be given upon actual receipt by the Trustee or such Note Agent.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing).  The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.

Section 12.02. Delivery Of Officer’s Certificate And Opinion Of Counsel As To Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A)an Officer’s Certificate that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)an Opinion of Counsel that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.03. Statements Required In Officer’s Certificate And Opinion Of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.06) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)a statement that the signatory thereto has read such covenant or condition;

(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.04. Rules by the trustee, the registrar and the paying agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05. No Personal Liability Of Directors, Officers, Employees And Shareholders.

No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.06. Governing Law; Waiver Of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY NOTE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.07. Submission To Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.08. No Adverse Interpretation Of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.09. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.10. Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.11. U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.12. Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, any accrued Special Interest on the Notes, any Additional Amounts and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.  The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 12.13. Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14. Counterparts.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, and all of them together represent the same agreement.  Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.15. Table Of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16. Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Ordinary Shares or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Section 12.17. Service Of Process.

The Company irrevocably appoints CT Corporation System, which currently maintains an office at 28 Liberty Street, New York, New York 10005, United States of America, as its authorized agent in the City of New York upon which process may be served in any suit, action or proceeding referred to in Section 12.07, and agrees that service of process upon such agent, and written notice of such service to the Company by the person serving the same to Farfetch Limited, The Bower, 211 Old Street, London EC1V 9NR, United Kingdom, Attention: General Counsel, will be every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company agrees to take any and all reasonable action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the date that is six (6) months after the Maturity Date.  If, for any reason, such agent ceases to be such agent for service of process, then the Company will, as soon as reasonably practicable, appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders and the Trustee a copy of the new agent’s acceptance of that appointment within ten (10) Business Days of such acceptance.  Nothing in this Section 12.17 will affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.  To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations under this Indenture or under any Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Farfetch Limited

By:	/s/ ELLIOT JORDAN
	Name:	ELLIOT JORDAN
	Title:	CFO

Wilmington Trust, National Association, As Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Farfetch Limited

By:
Name:
Title:

Wilmington Trust, National Association, As Trustee

By:	/s/ Karen Ferry
	Name:	Karen Ferry
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

FARFETCH LIMITED

0% Convertible Senior Note due 2030

Restricted CUSIP No.:	[___]	Certificate No. [___]
Restricted ISIN No.:	[___]

Farfetch Limited, a Cayman Islands exempted company with limited liability, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] U.S. dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]1 on November 15, 2030 and to pay any Special Interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid Special Interest are paid or duly provided for.

Special Interest Payment Dates:	May 15 and November 15 of each year, commencing on
May 15, 2021
Special Interest Record Dates:	May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert bracketed language for Global Notes only.

88460587_6

EU-DOCS\30688904.11

IN WITNESS WHEREOF, Farfetch Limited has caused this instrument to be duly executed as of the date set forth below.

Farfetch Limited

Date:	By:
Name:
Title:

88460587_6

EU-DOCS\30688904.11

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

88460587_6

EU-DOCS\30688904.11

FARFETCH LIMITED

0% Convertible Senior Note due 2030

This Note is one of a duly authorized issue of notes of Farfetch Limited, a Cayman Islands exempted company with limited liability (the “Company”), designated as its 0% Convertible Senior Notes due 2030 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of November 17, 2020 (as the same may be amended from time to time, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.  Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes.  Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.Interest.  This Note will bear no regular cash interest, and the principal amount of this Notes shall not accrete.

2.Maturity.  This Note will mature on November 15, 2030, unless earlier repurchased, redeemed or converted.

3.Method of Payment.  Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.Persons Deemed Owners.  The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges.  All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations.  Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.  If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.Right of Certain Holders to Require the Company to Repurchase Notes on June 30, 2026.  A Holder has the right to require the Company to repurchase such Holder's Notes (or any portion thereof in an Authorized Denomination) on the Optional Repurchase Date at the Optional Repurchase Price in the circumstances, in the manner, and subject to the terms, set forth in Section 4.04 of the Indenture.

8.Right of the Company to Redeem the Notes.  The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

9.Conversion.  The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

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10.When the Company May Merge, Etc.  Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

11.Defaults and Remedies.  If an Event of Default occurs, then the principal amount of, and all accrued and unpaid Special Interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

12.Amendments, Supplements and Waivers.  The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.

13.No Personal Liability of Directors, Officers, Employees and Shareholders.  No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

14.Authentication.  No Note will be valid until it is authenticated by the Trustee.  A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

15.Abbreviations.  Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16.Governing Law.  THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

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To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Farfetch Limited

The Bower, 211 Old Street

London EC1V 9NR

United Kingdom

Attention: Chief Financial Officer

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[______]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

1 Insert for Global Notes only.

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CONVERSION NOTICE

FARFETCH LIMITED

0% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$	[1] aggregate principal amount of

the Note identified by CUSIP No.		and Certificate No.	.

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Special Interest Record Date and before the next Special Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to any Special Interest that would have accrued on such Note to, but excluding, such Special Interest Payment Date.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

OR

The undersigned is an entity affiliated with Taobao China Holding Limited that purchased this Note on the Issue Date thereof.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

1 Must be an Authorized Denomination.

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Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

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FUNDAMENTAL CHANGE REPURCHASE NOTICE

FARFETCH LIMITED

0% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$	[1] aggregate principal amount of

the Note identified by CUSIP No.		and Certificate No.	.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

1 Must be an Authorized Denomination.

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ASSIGNMENT FORM

FARFETCH LIMITED

0% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company.  The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

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TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐

Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

[The undersigned represents and warrants that the Note being transferred hereunder [is/is not] an Affiliate Note.]1

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

1 Include if Affiliate Note.

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TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.  The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

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EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF FARFETCH LIMITED (THE “COMPANY”) (OTHER THAN AN ENTITY AFFILIATED WITH TAOBAO CHINA HOLDING LIMITED THAT PURCHASED NOTES ON THE ISSUE DATE THEREOF AND ITS RESPECTIVE AFFILIATES); AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:
(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;
(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B1-1

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EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

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EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY, OR ANY PERSON THAT WAS, AT ANY TIME DURING THE THREE PRECEDING MONTHS, AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY (OTHER THAN AN ENTITY AFFILIATED WITH TAOBAO CHINA HOLDING LIMITED THAT PURCHASED NOTES ON THE ISSUE DATE THEREOF AND ITS RESPECTIVE AFFILIATES), MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1

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